Registration No.
                          Securities and Exchange Commission
                             Washington, D.C. 20549

                                  Form S-8

                              Registration Statement
                                   under
                            The Securities Act of 1933



                             Brunswick Corporation
            (Exact name of registrant as specified in its charter)

                 Delaware                      36-0848180
       (State of Incorporation)        (I.R.S. Employer Identification Number)

       1 N. Field Ct., Lake Forest, IL         60045-4811
       (Address of Principal Executive Offices including zip code)

                    1995 Stock Plan For Non-Employee Directors
                            (Full title of the plan)

                       Robert T. McNaney, General Counsel
                              Brunswick Corporation
                                 1 N. Field Ct.
                        Lake Forest, Illinois 60045-4811
                     (Name and address of agent for service)
                                  708-735-4700
                     (Telephone number of agent for service)


                         Calculation of Registration Fee

                                         Proposed    Proposed
                                         Maximum     Maximum
                                         Offering    Aggregate   Amount of
  Title of Securities   Amount to be     Price Per   Offering    Registration
  to be Registered       Registered      Share (1)   Price            Fee
  Common Stock Par      250,000          $20.25      $5,062,500    $1,745.69
  Value $0.75           shares

  (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and the low prices of the Common Stock on August 9, 1995.

                               Part II

         Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

      The following documents or portions of documents previously filed with the Securities and Exchange Commission (the
"Commission") are incorporated herein by reference:

      (a)  The Annual Report of Brunswick Corporation (the
           "Company") on Form 10-K for the year ended December 31, 1994.

      (b)  The Company's Quarterly Report on Form 10-Q/A for the
           Quarter ended March 31, 1995.

      (c)  The Company's Quarterly Report on Form 10-Q for the
           Quarter ended June 30, 1995.

      (d) The description of the Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 31, 1986 (as amended on Form 8 dated April 10, 1989).

      (e) The description of the Company's Common Stock contained on pages 8-9 of the Prospectus filed as part of Amendment No. 1 to the Company's Registration Statement No. 33-45772 filed with the Commission on April 30,
           1992.

      All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities

      Not applicable.

Item 5.    Interests of Named Experts and Counsel

      Not applicable.

Item 6.    Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware, under which the Company is organized, empowers a corporation, subject to certain limitations, to indemnify its officers, directors, employees and agents, or others acting in similar capacities for other entities at the request of the Company, against certain expenses, including attorneys' fees, judgments, fines and other amounts which may be paid or incurred by them in their capacities as such directors, officers, employees or agents.

      The Certificate of Incorporation of the Company authorizes the board of directors to indemnify directors, officers, employees or agents of the Company to the fullest extent that is lawful.

      The Company's By-laws authorize the board of directors to indemnify directors, officers, employees and agents in the same circumstances set forth in the Certificate of Incorporation. The By-laws also authorize the Company to purchase liability insurance on behalf of directors, officers, employees and agents and to enter into indemnity agreements with directors, officers, employees and agents.

      The Company has entered into indemnification agreements with its directors and its officers which provide broader indemnification than the indemnification specifically available under 145 of the Delaware statute. The agreements provide that the Company will indemnify its directors and its officers, to the fullest extent permitted by the Company's Certificate of Incorporation (and that is otherwise lawful) against expenses (including attorneys' fees), judgments, fines, taxes, penalties and settlement payments incurred by reason of the fact that they were directors or officers of the Company. Unlike 145, this indemnification would, to the extent that it is lawful, cover judgments, fines and amounts paid in settlement of claims against the director or officer by or in the right of the Company.

      The Company is the owner of an insurance policy which covers the Company for certain losses incurred pursuant to indemnification obligations set forth above during any policy year, subject to specified exclusions, terms and conditions. The policy also covers the officers and directors of the Company for certain of such losses if they are not indemnified by the Company.

      The Company is also the owner of an insurance policy which would reimburse it for certain losses incurred by it pursuant to its fiduciary obligations under the Employee Retirement Income Security Act of 1974, subject to specified exclusions, terms and conditions. This policy also covers the officers, directors and employees of the Company for certain of their losses incurred as fiduciaries under such Act, subject to specified exclusions, terms and conditions.

Item 7.    Exemption Registration Claimed

      Not applicable.

Item 8.  Exhibits

         4.1   Restated Certificate of Incorporation of the
               Company.  (Filed as Exhibit 19.2 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended June 30, 1987, and incorporated by reference herein.)

         4.2 By-laws of the Company. (Filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1995, and incorporated by reference herein.)

         4.3 Rights Agreement, dated as of March 15, 1986, between the Company and Harris Trust and Savings Bank, as Rights Agent. (Filed as Exhibit 4.14 to the Company's Annual Report on Form 10-K for the year ended December 31, 1985, and incorporated by reference herein.)

         4.4 Amendment, dated April 3, 1989, to Rights Agreement, between the Company and Harris Trust and Savings Bank, as Rights Agent. (Filed as Exhibit 2 to the Company's Current Report on Form 8-K, dated April 10, 1989, and incorporated by reference herein.)

         23.   Consent of Arthur Andersen LLP.

         24.   Powers of Attorney

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment or appendix to this registration statement:

                     (i)  To include any prospectus required by
                          section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (a)(1)(i) and
                   (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3)  To remove from registration by means of
                   post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by a final adjudication of such issue.

                             Signatures

         Pursuant to the requirements of the Securities Act of 1933, Brunswick Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Lake Forest, Illinois on August 11, 1995.

                                Brunswick Corporation


                                By: /s/ Thomas K. Erwin
                                   Thomas K. Erwin,
                                   Controller


         Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature             Title
Peter N. Larson       President, Chief Executive Officer
                       (Principal Executive Officer) and Director

Jack F. Reichert      Chairman of the Board
                      and Director

William R. McManaman  Vice President-Finance
                        (Principal Financial Officer)

Thomas K. Erwin       Controller (Principal
                        Accounting Officer)

Michael J. Callahan   Director

George D. Kennedy     Director            By:  /s/ Thomas K. Erwin
                                               Thomas K. Erwin
Bernd K. Koken        Director                 Attorney-in-Fact

Jay W. Lorsch         Director            August 11, 1995

Bettye Martin Musham  Director

Robert N. Rasmus      Director

Roger W. Schipke      Director

                                Exhibit Index
    Exhibit                      Title
    4.1 Restated Certificate of Incorporation of the Company. (Filed as Exhibit 19.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1987, and incorporated by reference herein.)

    4.2       By-laws of the Company.  (Filed as Exhibit 3 to the
              Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1995, and incorporated by reference herein.)

    4.3 Rights Agreement, dated as of March 15, 1986, between the Company and Harris Trust and Savings Bank, as Rights Agent. (Filed as Exhibit 4.14 to the Company's Annual Report on Form 10-K for the year ended December 31, 1985, and incorporated by reference herein.)

    4.4 Amendment, dated April 3, 1989, to Rights Agreement, between the Company and Harris Trust and Savings Bank, as Rights Agent. (Filed as Exhibit 2 to the Company's Current Report on Form 8-K, dated April 10, 1989, and incorporated by reference herein.)

    23.       Consent of Arthur Andersen LLP.

    24.       Powers of Attorney.

    Exhibit 23


                   Consent of Independent Public Accountants
          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1995 included or incorporated by reference in Brunswick Corporation's Form 10-K for the year ended
    December 31, 1994 and to all references to our firm included in this registration statement.




                                     Arthur Andersen LLP


    Chicago, Illinois
    August 11, 1995

    Exhibit 24

                              Power of Attorney


          The undersigned director and officers of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoint Thomas K. Erwin, William R. McManaman, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as a director and officers of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratify and approve the action of said attorneys and each of them.

          In witness whereof, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his name.


         Capacity                     Signature                    Date
    President, Chief Executive   /s/ Peter N. Larson         August 11, 1995
    Officer (Principal)              Peter N. Larson
    Executive Officer) and
    Director


    Chairman of the Board and    /s/ Jack F. Reichert        August 11, 1995
    Director                         Jack F. Reichert


    Vice President-Finance       /s/ William R. McManaman    August 11, 1995
    (Principal Financial             William R. McManaman
    Officer)


    Controller (Principal        /s/ Thomas K. Erwin         August 11, 1995
    Accounting Officer)              Thomas K. Erwin

    Exhibit 24
                              Power of Attorney

          The undersigned director of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoints Thomas K. Erwin, William R. McManaman, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as a director of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratifies and approves the action of said attorneys and each of them.

          In witness whereof, the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his name.



    August 11, 1995                  /s/ Michael J. Callahan
                                       Michael J. Callahan

    Exhibit 24
                              Power of Attorney

          The undersigned director of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoints Thomas K. Erwin, William R. McManaman, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as a director of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratifies and approves the action of said attorneys and each of them.

          In witness whereof, the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his name.



    August 7, 1995               /s/ Bettye Martin Musham
                                     Bettye Martin Musham

    Exhibit 24
                              Power of Attorney

          The undersigned director of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoints Thomas K. Erwin, William R. McManaman, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as a director of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratifies and approves the action of said attorneys and each of them.

          In witness whereof, the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his name.



    August 11, 1995              /s/ George D. Kennedy
                                    George D. Kennedy

    Exhibit 24
                              Power of Attorney

          The undersigned director of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoints Thomas K. Erwin, William R. McManaman, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as a director of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratifies and approves the action of said attorneys and each of them.

          In witness whereof, the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his name.



    August 11, 1995              /s/ Bernd K. Koken
                                     Bernd K. Koken

    Exhibit 24
                              Power of Attorney


          The undersigned director of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoints Thomas K. Erwin, William R. McManaman, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as a director of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratifies and approves the action of said attorneys and each of them.

          In witness whereof, the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his name.



    August 4, 1995               /s/ Robert N. Rasmus
                                     Robert N. Rasmus

    Exhibit 24
                              Power of Attorney

          The undersigned director of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoints Thomas K. Erwin, William R. McManaman, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as a director of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratifies and approves the action of said attorneys and each of them.

          In witness whereof, the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his name.



    August 11, 1995             /s/ Jay W. Lorsch
                                    Jay W. Lorsch

    Exhibit 24
                              Power of Attorney

          The undersigned director of Brunswick Corporation, a Delaware corporation (the "Company"), hereby appoints Thomas K. Erwin, William R. McManaman, Richard S. O'Brien and Dianne M. Yaconetti and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as a director of the Company, a Registration Statement under the Securities Act of 1933, as amended, for the registration of securities, and any amendments or post-effective amendments thereto, and all instruments necessary or incidental in connection therewith, and to file or cause to be filed such Registration Statement, amendments or post-effective amendments thereto, and other instruments with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person. The undersigned hereby ratifies and approves the action of said attorneys and each of them.

          In witness whereof, the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his name.



    August 3, 1995               /s/ Roger W. Schipke
                                     Roger W. Schipke